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                                                                    EXHIBIT 99.1

                             SHAREHOLDERS AGREEMENT

                          AMONG CERTAIN SHAREHOLDERS OF

                           DRAGON PHARMACEUTICALS INC.

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                                TABLE OF CONTENTS

                             SHAREHOLDERS AGREEMENT

ARTICLE 1 - INTERPRETATION......................................................     1
   1.1   Definitions............................................................     1
   1.2   Sections and Headings..................................................     2
   1.3   Number.................................................................     2
   1.4   Schedules..............................................................     3
ARTICLE 2 - REPRESENTATIONS AND WARRANTIES......................................     3
   2.1   Full Power and Authority...............................................     3
   2.2   Execution, Delivery and Performance....................................     3
   2.3   Valid and Binding Agreement............................................     3
ARTICLE 3 - COOPERATION AMONG SHAREHOLDERS......................................     3
   3.1   General Purpose........................................................     3
   3.2   Committee..............................................................     3
   3.3   Carrying out of the Agreement..........................................     6
   3.4   No Interference with Discretion of Directors...........................     7
ARTICLE 4 - FILING..............................................................     7
   4.1   Filing Pursuant to Applicable Laws.....................................     7
ARTICLE 5 - GENERAL.............................................................     7
   5.1   Amendments and Waivers.................................................     7
   5.2   Assignment.............................................................     7
   5.3   Termination............................................................     8
   5.4   Severability...........................................................     8
   5.5   Equitable Remedies.....................................................     8
   5.6   Notices................................................................     8
   5.7   Governing Law..........................................................     9
   5.8   Independent Legal Advice...............................................     9
   5.9   Execution in Counterparts and by Fax...................................     9

SCHEDULE A NAMES OF SHAREHOLDERS WHO ARE PARTIES TO THIS AGREEMENT..............   A-1

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                             SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of October 17, 2003 among certain shareholders (the "Shareholders") of DRAGON PHARMACEUTICALS INC. (the "Corporation") whose names are set out in Schedule A attached hereto.

WHEREAS:

A Each of the Shareholders holds certain shares in the capital of the Corporation; and

B. Each of the Shareholders have agreed to enter into this Agreement as being in their respective best interests and for the purpose of providing for cooperation among the Shareholders in respect of their shareholdings in the Corporation in order to facilitate the growth and development of the Corporation and its business.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1               DEFINITIONS

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         (a)      "Act" means Florida Business Corporation Act;

         (b) "Agreement" means this agreement and all Schedules attached hereto and all amendments made hereto and thereto by written agreement between the Shareholders;

         (c)      "Board" means the board of Directors of the Corporation;

         (d) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in British Columbia;

         (e) "Common Shares" means shares of common stock of the Corporation;

         (f)      "Communication" has the meaning set out in section 5.6;

         (g) "Committee" means the committee of Shareholders formed pursuant to section 3.2;

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         (h)      "Committee's view" or "Committee's decision" means the view or decision of a Committee as evidenced by resolutions passed pursuant to sections 3.2(d) or (e), as applicable;

         (i) "Corporation" means Dragon Pharmaceutical Inc., a corporation incorporated under the Act;

         (j) "Directors" means the persons who are, from time to time, elected or appointed directors of the Corporation and a "Director" means any one of them;

         (k)      "Fundamental Matters" means one or more matters specified in section 3.2(e);

         (l) "Person" means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted;

         (m) "Representative" in respect of a Shareholder means the person named under the heading "Representative and Contact" beside such Shareholder as set out in Schedule A attached hereto;

         (n) "Shareholders" means each of the shareholders named in Schedule A attached hereto, together with such other persons as may beneficially own Common Shares and become parties to this Agreement, collectively, and "Shareholder" means any one of such persons individually; and

         (o) "Shareholders Group" means Shareholders Group A, B, C, D, E or F specified in Schedule A and "Shareholders Groups" means all of them.

1.2               SECTIONS AND HEADINGS

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3               NUMBER

Words importing the singular include the plural and vice versa, words importing one gender shall include all genders and words importing persons shall include corporations,

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individuals, partnerships, associations, trusts, unincorporated organizations or other entities.

1.4               SCHEDULES

The following are the Schedules to this Agreement, which Schedules form a part hereof:

                  Schedule A -  Names of Shareholders who are party to this
                                Agreement

                ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

Each Shareholder represents and warrants to the other Shareholders that:

2.1               FULL POWER AND AUTHORITY

It has full power and authority to enter into this Agreement and to perform its obligations hereunder and, where applicable, all corporate and other actions necessary for its due authorization, execution, delivery, and performance of this Agreement have been duly taken.

2.2               EXECUTION, DELIVERY AND PERFORMANCE

The authorization, execution, delivery, and performance of this Agreement by it do not and will not conflict with any other agreement or arrangements to which it is a party or by which it is bound.

2.3               VALID AND BINDING AGREEMENT

This Agreement constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

                ARTICLE 3 - COOPERATION AMONG SHAREHOLDERS

3.1               GENERAL PURPOSE

The Shareholders agree that the general purpose of their cooperation in accordance with this Agreement is to create an interested group of shareholders to hold the management of the Corporation accountable and thereby monitor and facilitate the advancement of the interests of the Corporation as a whole and to enhance value to all shareholders of the Corporation.

3.2               COMMITTEE

         (a) The Shareholders agree that a committee (the "Committee") shall be formed to represent their interests, to consider and form views on matters regarding the Corporation and how best to protect and enhance

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                  shareholders' value and to consider and form views on matters regarding the Corporation requiring shareholders' approval.

         (b) Unless the Committee otherwise determines, the Committee shall be comprised of representatives of the six Shareholders Groups. Such members of the Committee shall be appointed by the six Shareholders Groups (namely, A, B, C, D, E and F) as specified in Schedule A. A member of the Committee appointed by a Shareholders Group may from time to time be changed by that Shareholders Group by a written notice of that Shareholders Group to the other Shareholders Group and such change shall be effective 10 days after such notice has been delivered. The initial members of the Committee as of the date of this Agreement shall be as follows:

                  (i)      Shareholder Group A - David Chang;

                  (ii)     Shareholder Group B - Yiu Kwong Sun;

                  (iii)    Shareholder Group C - Gary Ho;

                  (iv)     Shareholder Group D - Philip Yuen;

                  (v)      Shareholder Group E - Joe Tai; and

                  (vi)     Shareholder Group F - Yiu Kwong Sun

         (c) Each member of the Committee shall have the following number of votes specified below besides his Shareholder Group on all decisions and resolutions of the Committee:

                  (i)      Shareholder Group A - 1,470;

                  (ii)     Shareholder Group B - 860;

                  (iii)    Shareholder Group C - 1,030;

                  (iv)     Shareholder Group D - 1,550;

                  (v)      Shareholder Group E - 2,220; and

                  (vi)     Shareholder Group F - 2,870

                           Total Votes         - 10,000.

         (d) All resolutions (except for resolutions in respect of Fundamental Matters) of the Committee shall be considered passed if such resolutions have been approved in writing (which can be by facsimile) by members of the

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                  Committee in aggregate holding more than 5,100 votes,
                  calculated pursuant to section 3.2(c) above.

         (e) All resolutions of the Committee in respect of the following fundamental matters shall be considered passed if such resolutions have been approved in writing (which can be by facsimile) by members of the Committee in aggregate holding more than 6,200 votes calculated pursuant to section 3.2(c) above, provided that if the resolutions have been approved by all members of the Committee except one, the resolutions shall be considered passed:

                  (i) decisions or forming a Committee's view relating to approval of the Corporation acquiring, subscribing for or agreeing to purchase in any transactions or series of related transactions, any securities or interest in any Person or participate in any joint venture or strategic alliance which requires Shareholders approval;

                  (ii) decisions relating to approval of the Corporation selling, transferring or otherwise disposing of all or substantially all of its property, assets or undertaking;

                  (iii) decisions or forming a Committee's view relating to approval of the Corporation selling, transferring or otherwise disposing of any substantial part of its intellectual property or proprietary technology outside its ordinary course of business;

                  (iv) decisions relating to approval of the Corporation engaging in any merge or amalgamation with any other Person that is not a direct or indirect wholly-owned subsidiary of the Corporation;

                  (v) decisions relating to approval of the Corporation materially changing its business from that being carried on as at the date of this Agreement;

                  (vi) decisions or forming a Committee's view relating to approval of the Corporation issuing or agreeing to issue Securities which pursuant to applicable corporate or securities legislation or rules of the relevant stock exchange would require shareholders' approval;

                  (vii) decisions or forming a Committee's view relating to approval of the Corporation making any material amendment, alteration, adoption to, or repeal, any provision in its Articles, By-laws or any changes its jurisdiction of existence; or

                  (viii) decisions or forming a Committee's view relating to approval of the Corporation instituting any proceeding for its liquidation,

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                           dissolution, winding-up or reorganization or file any
                           plan of arrangement under any statute or enter into any transaction or scheme in furtherance thereof.

         (f) In the event that any Shareholder within a Shareholder Group for which a member of the Committee represents is determined by a Committee's decision by 51% of the votes held by other members of the Committee (excluding the votes held by that member), to have a conflicting interest in a resolution to be voted on by the Committee or the underlying matter, that member ("Conflicting Member") whose Shareholders Group is determined to have a conflicting interest shall abstain from voting on that resolution and that resolution shall be considered to be passed if it is approved by members of the Committee (other than the Conflicting Member) in aggregate holding 51% of the votes held by all members of the Committee other than the Conflicting Member, provided that if the resolution relates to a Fundamental Matter, the resolution shall be considered to be passed if it is approved by members of the Committee (other than the Conflicting Member) in aggregate holding 62% of the votes.

         (g) The Shareholders agree that the Committee shall have power and capacity to pass resolutions of any type or content as it deems appropriate in connection with the Corporation and the Shareholder's interests and rights therein, including but not limited to resolutions evidencing the Committee's view or decision on:

                  (i) how voting rights attached to the Common Shares owned by the Shareholders should be exercised in relation to election or removal of Directors, transactions involving the Corporation or any other business or matters concerning the Corporation for which shareholders' approval or view is relevant;

                  (ii) how other rights and power attached to the Common Shares owned by the Shareholders should be exercised; and

         (h) Any member of the Committee is eligible to propose or move resolutions to be considered by the Committee by giving written notice to other members of the Committee at least seven days before the proposed effective date of such resolutions.

3.3               CARRYING OUT OF THE AGREEMENT

The Shareholders shall at all times promptly:

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         (a)      vote all their respective Common Shares (or if more
                  convenient, execute written power of attorney or proxies as requested by the Committee's decision); and

         (b) take all such steps as may be reasonably within their powers, including executing and delivering to the Committee powers of attorney in respect of all rights attached to the Common Shares owned by the Shareholders as requested by the Committee;

so as to fully implement the Committee's decision and the terms of this Agreement.

3.4               NO INTERFERENCE WITH DISCRETION OF DIRECTORS

Nothing in this Agreement is intended to interfere with or in any way affect or fetter the discretion of the Board or individual Directors of the Corporation and it is hereby acknowledged by all parties that any member of the Committee who also happens to be a Director of the Corporation shall have full and unfettered discretion in exercising his power or duties as a Director of the Corporation and no provision under this Agreement shall or shall be construed to amount to fettering of or in any way affecting the exercise of such discretion or power or performance of such duty by a Director of the Corporation.

                               ARTICLE 4 - FILING

4.1               FILING PURSUANT TO APPLICABLE LAWS

The parties agree to complete, provide information, execute and file all forms, documents or instruments required by applicable laws in relation to the execution of this Agreement and matters related thereto, including but not limited to Form 13D or 13G required under the Securities Exchange Act 1934 and all parties hereto shall cooperate with each other to effect such required filing within the required period and share the costs associated with such filings and compliance.

                              ARTICLE 5 - GENERAL

5.1               AMENDMENTS AND WAIVERS

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


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5.2               ASSIGNMENT

Except as otherwise provided herein, none of the parties hereto may assign such party's rights or obligations under this Agreement without the prior written consent of all of the other parties hereto.


5.3               TERMINATION

This Agreement shall terminate upon:

         (a)      the written agreement of all of the Shareholders;

         (b) the dissolution or bankruptcy of the Corporation or the making by the Corporation of an assignment under the provisions of the Bankruptcy and Insolvency Act (Canada); or

         (c) the date which is upon the expiry of 24 months from the date of this Agreement.

5.4               SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect and the parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision of this Agreement and, failing agreement of the parties on such a substitution within 30 days after the finding of the court, arbitrator or Governmental Authority, any party may refer the matter for dispute in the Court.

5.5               EQUITABLE REMEDIES

Each party to this Agreement consents to the granting of specific performance and injunctive or other equitable relief to each other party to this Agreement in respect of any actual or threatened breach of this Agreement, without proof of actual damages.

5.6               NOTICES

Any demand, notice or other communication (a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by transmittal by fax addressed to the recipient at addresses as specified in writing by each of the parties hereunder on the date of this Agreement or to such other address, fax number or individual as may be designated by notice by any party to the other from time to time. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual
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delivery thereof (or the next Business Day if such day is not a Business Day)
and, if given by registered mail, on the 5th Business Day following the deposit thereof in the mail and, if given by fax, on the day of transmittal thereof
(or the next Business Day if such day is not a Business Day). If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by fax.

5.7               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

5.8               INDEPENDENT LEGAL ADVICE

Each of the parties hereto acknowledges that they have jointly retained McCarthy Tetrault LLP to draft this Agreement and they have been advised that they may wish to seek independent legal advice with respect to the execution of this Agreement and all related documentation and each party confirms that it does not require or it does not wish to seek independent legal advice and such party enters into this Agreement by such party's own free will and voluntarily without any coercion or duress or influence, having been imposed upon such party by any of the parties hereto.

5.9               EXECUTION IN COUNTERPARTS AND BY FAX

This Agreement may be executed in multiple counterparts and by fax and each such executed counterpart shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

THE DS FAMILY TRUST

Per: /s/ David Chang
     ___________________________________
      Name: David Chang
      Title: Trustee

LI & FANG ENTERPRISES LTD.

Per: /s/ David Chang
     ___________________________________
      Name: David Chang
      Title: Authorized Person

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/s/ Chang Kuo Lung
___________________________________
 CHANG KUO LUNG

YUKON HEALTH ENTERPRISES LIMITED

Per: /s/ Sun Yiu Kwong
     ______________________________
      Name: Sun Yiu Kwong
      Title: Director

/s/ Kenny En Kai Ho
___________________________________
 KENNY EN KAI HO

/s/ Yuang Chen Chu Kuo
___________________________________
 YUANG CHEN CHU KUO

FAITH EQUITY LIMITED.

Per: /s/ Tseung Huei Zen
     ______________________________
      Name: Tseung Huei Zen
      Title: Director

GLOBAL EQUITIES OVERSEAS LIMITED

Per: /s/ Philip Yuen
     ______________________________
      Name: Philip Yuen
      Title: Director

GOLDPAC INVESTMENT PARTNERS LTD.

Per: /s/ Joe Tai
     ______________________________
      Name: Joe Tai
      Title: Authorized Signatory

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CHOW TAI FOOK NOMINEE LIMITED

Per: /s/ Cheng Yue Pui
     ___________________________________
      Name: Cheng Yue Pui
      Title: Director

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                                   SCHEDULE A

             NAMES OF SHAREHOLDERS WHO ARE PARTIES TO THIS AGREEMENT

                                          Shareholder Group
     Name of Shareholder                 to which it belongs       Representative
     -------------------                 -------------------       --------------
The DS Family Trust                               A                  David Chang

Li & Fang Enterprises Ltd.                        A                  David Chang

Chang Kuo Lung                                    A                  David Chang

Yukon Health Enterprises Limited                  B               Dr. Yiu Kwong Sun

Kenny Ha Kai Ho                                   C                    Gary Ho

Yuang Chen Chu Kuo                                C                    Gary Ho

Faith Equity Limited                              D                  Philip Yuen

Global Equities Overseas Limited                  D                  Philip Yuen

Goldpac Investment Partners Ltd.                  E                    Joe Tai

Chow Tai Fook Nominee Limited                     F               Dr. Yiu Kwong Sun

                                       A-1